Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference on this Registration Statement on Form S-8 of our report dated September 9, 2021 on the consolidated financial statements of Colonial Federal Savings Bank and Subsidiary as of June 30, 2021 and 2020 which appears in the Registration Statement on Form S-1, as amended (File No. 333-259406), of CFSB Bancorp, Inc.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
January 12, 2022